Exhibit 10.26

AMENDMENT AND WAIVER NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

This Amendment and Waiver No. 1 to Registration Rights Agreement (this “Amendment”) is made and entered into as of March 6, 2012, by and among Emmaus Life Sciences, Inc., a Delaware corporation (formerly Emmaus Holdings, Inc., the “Company”), and the stockholders listed on Schedule A attached hereto (each, a “Stockholder” or “Holder” and collectively, the “Stockholders” or “Holders”).  All capitalized terms used herein but not defined shall have the meanings ascribed to them in the Registration Rights Agreement (as defined below) and that certain Merger Agreement, dated as of April 21, 2011 by and among the Company, AFH Merger Sub, Inc., AFH Holding and Advisory LLC, and Emmaus Medical, Inc.

WHEREAS, the parties entered into a Registration Rights Agreement on May 3, 2011 (the “Registration Rights Agreement”) which provides the Holders with Piggyback Registration rights for the registration of shares of the Company’s Common Stock held by the Holders prior to the consummation of the Merger;

WHEREAS, Section 2(a) of the Registration Rights Agreement provides that the Holders’ Piggyback Registration rights do not apply to a Registration Statement filed by the Company for an offering of the Company’s equity securities underwritten by Sunrise Securities Corp.;

WHEREAS, the Company has filed a Registration Statement on Form S-1 (File No. 333-175434) with the SEC for an offering of shares of the Company’s Common Stock to be underwritten by Aegis Capital Corp. (the “Offering”);

WHEREAS, the parties, in their common interests of having the Company successfully complete the Offering, desire to (i) amend Section 2(a) of the Registration Rights Agreement to substitute “Aegis Capital Corp.” for “Sunrise Securities Corp.” and (ii) waive the Company’s obligations under the Registration Rights Agreement in connection with the Offering;

WHEREAS, Section 8 of the Registration Rights Agreement provides that the Registration Rights Agreement may be amended and a waiver from the provisions thereof may be given with the prior written consent of the Company and the Required Holders; and

WHEREAS, no consideration has been offered or paid to any Person to enter into this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Waiver.   The Holders hereby waive and release the Company from any and all of the Company’s obligations under the Registration Rights Agreement in connection with the Offering.

2.                                      Amendment of Section 2(a) of Registration Rights Agreement.  Section 2(a) of the Registration Rights Agreement is hereby amended and restated in its entirety as follows:

(a)                                 Piggyback Registration.  At any time the Company proposes to file a registration statement under the 1933 Act (each a “Registration Statement”) with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company) and by shareholders of the Company other than a

Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company; (iv) for a dividend reinvestment plan; (v) for an offering of equity securities of the Company underwritten by Aegis Capital Corp. (the “Aegis Offering”); or (vi) for business combination or acquisition of any entity or business, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities (each a “Holder”) in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggyback Registration”). The Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggyback Registration to be included on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggyback Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration.

3.                                      Miscellaneous.

(a)                                 Except as otherwise provided in this Amendment, the terms and conditions of the Registration Rights Agreement shall remain in full force and effect.

(b)                                 All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

(c)                                  This Amendment shall inure to the benefit of and bind the successors and assigns the heirs, executors, administrators, successors and assigns of the parties hereto.

(d)                                 In case any one or more of the provisions contained in this Amendment shall be deemed invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

(e)                                  This Amendment may be executed in any number of counterparts, each of which shall be an original, but which together constitute one and the same instrument.  This Amendment may be executed and delivered by facsimile.

2

IN WITNESS WHEREOF, the parties hereto have this Waiver and Amendment No. 1 to Registration Rights Agreement as of the date first written above.

COMPANY:

EMMAUS LIFE SCIENCES, INC.

By:	/s/ Yutaka Niihara
Name:	Yutaka Niihara, M.D., MPH
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have this Waiver and Amendment No. 1 to Registration Rights Agreement as of the date first written above.

STOCKHOLDERS:

AFH HOLDING AND ADVISORY, LLC

By:	/s/ Amir F. Heshmatpour
Name: Amir F. Heshmatpour
Title: Managing Partner

GRIFFIN VENTURES, LTD

By:	/s/ Amir F. Heshmatpour
Name: Amir F. Heshmatpour
Title: President

SCHEDULE A

LIST OF STOCKHOLDERS

AFH HOLDING AND ADVISORY, LLC

9595 Wilshire Blvd., Suite 700

Beverly Hills, California 90212

Attention: Amir F. Heshmatpour

Amir@afhholding.com

Fax: (310) 492-9926

GRIFFIN VENTURES, LTD

9595 Wilshire Blvd., Suite 700

Beverly Hills, California 90212

Attention: Amir F. Heshmatpour

Amir@afhholding.com

Fax: (310) 492-9926